                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 16, 2005

                                 Glowpoint, Inc.
                                 ---------------
             (Exact name of registrant as specified in its Charter)



         Delaware                        0-25940                  77-0312442
         --------                        -------                  ----------
(State or other jurisdiction            (Commission            (I.R.S Employer
        of incorporation)               File Number)         Identification No.)


225 Long Avenue Hillside, NJ                                           07205
-----------------------------                                          -----
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code   (973) 282-2000

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

         On August 16, 2005, Glowpoint, Inc. received a letter from the Nasdaq Listing Qualifications Department indicating that, because of the company's previously announced delay in timely filing its Quarterly Report on Form 10-Q for its quarter ended June 30, 2005, Glowpoint is not in compliance with the filing requirements for continued listing on Nasdaq as set forth in Nasdaq Marketplace Rule 4310(c)(14). As a result, Glowpoint's common shares are subject to delisting from the Nasdaq National Market, and the trading symbol for Glowpoint's common stock was changed from "GLOW" to "GLOWE" at the opening of business on August 18, 2005.

         On August 18, 2005, Glowpoint issued a press release addressing those matters, which is attached hereto as Exhibit 99.1 to this Form 8-K.

         Glowpoint intends to make a timely request for a hearing before a Nasdaq Listings Qualification Panel to address the filing delay. The Nasdaq letter informs Glowpoint that this request will result in a postponement of the delisting of Glowpoint's common shares pending the Panel's decision. Glowpoint hopes to remedy its filing delay before Nasdaq effects the delisting of Glowpoint's common shares, but Glowpoint cannot assure that the Panel will grant a request for continued listing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

         Exhibit No.       Description
         -----------       -----------
         Exhibit 99.1      Press Release of Registrant dated August 18, 2005.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GLOWPOINT, INC.

                                      BY: /s/ Gerard E. Dorsey
                                          -------------------------------------
                                          Gerard E. Dorsey
                                          Chief Financial Officer and Executive
                                          Vice President, Finance
Date: August 19, 2005




                                                                               3